UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2016

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 15, 2016, Parsley Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), in connection with an underwritten public offering (the “Equity Offering”) of 7,250,000 shares of Class A common stock. On August 16, 2016, the Underwriters exercised in full their option to purchase up to 1,087,500 additional shares, bringing the total offering to 8,337,500 shares of Class A common stock (the “Shares”). The Company expects the net proceeds from the Equity Offering to be approximately $271.1 million, after deducting estimated fees and expenses. The Company intends to use the net proceeds from the Equity Offering, along with the net proceeds from the Notes Offering (as defined below), to fund the aggregate purchase price for the acquisition of oil and gas interests in Glasscock County, Texas (the “Acquisition”), and the remaining net proceeds will be used to fund a portion of the Company’s capital program and for general corporate purposes, including potential future acquisitions.

The issuance and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-204766), filed with and deemed automatically effective by the Securities and Exchange Commission on June 5, 2015. The Equity Offering closed on August 19, 2016. A legal opinion relating to the validity of the Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its Class A common stock (or securities convertible into or exchangeable for Class A common stock), subject to limited exceptions, for a period of 30 days after the date of the Underwriting Agreement without the prior written consent of the Representative.

The Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s securities and/or instruments.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Purchase Agreement

On August 16, 2016, Parsley Energy, LLC (“Parsley LLC”), Parsley Finance Corp. (“Finance Corp.” and together with Parsley LLC, the “Issuers”) and certain subsidiaries of Parsley LLC (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as Representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with an offering (the “Notes Offering”) of an additional $200.0 million aggregate principal amount of the Issuers’ 6.250% senior notes due 2024 (the “New 2024 Notes”). The New 2024 Notes were issued as additional notes under the Indenture (as defined herein), pursuant to which the Issuers issued $200.0 million aggregate principal amount of 6.250% senior notes due 2024 on May 27, 2016 (the “Initial 2024 Notes” and, together with the New 2024 Notes, the “2024 Notes”). The New 2024 Notes have identical terms, other than the issue date, as the Initial 2024 Notes, and the New 2024 Notes and the Initial 2024 Notes will be treated as a single class of securities under the Indenture. The Company expects the net proceeds from the Notes Offering to be approximately $199.8 million, after deducting estimated fees and expenses, but disregarding accrued interest. The Company intends to use the net proceeds from the Notes Offering, along with the net proceeds from the Equity Offering, to fund the aggregate purchase price for the Acquisition, and the remaining net proceeds will be used to fund a portion of the Company’s capital program and for general corporate purposes, including potential future acquisitions.

The New 2024 Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the New 2024 Notes only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The New 2024 Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes Offering closed on August 19, 2016.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuers and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuers or the Guarantors having more than one year until maturity (or securities convertible into or exchangeable for the 2024 Notes or the guarantees thereof) for a period of 30 days after the date of the Purchase Agreement without the prior written consent of the Representative.

The Initial Purchasers and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Issuers and their affiliates in the ordinary course of business for which they received and would receive customary compensation. In addition, in the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of the Issuers and their affiliates.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Indenture

The information included or incorporated by reference in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture and New 2024 Notes

The New 2024 Notes were sold and issued under the Indenture, dated as of May 27, 2016, between the Issuers, the Guarantors and U.S. Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 18, 2016, between the Issuers, the Guarantors and the Trustee (the “Indenture”). The 2024 Notes are senior unsecured obligations of the Issuers. The 2024 Notes are fully and unconditionally guaranteed on a senior unsecured basis by the existing subsidiaries of Parsley LLC that guarantee its indebtedness under its revolving credit facility, other than Finance Corp. The 2024 Notes are not guaranteed by the Company, Parsley LLC’s sole managing member and controlling equity holder, and the Company is not subject to the terms of the Indenture.

Interest and Maturity

The 2024 Notes will mature on June 1, 2024. The 2024 Notes bear interest at the rate of 6.250% per annum, payable in cash semi-annually in arrears on each June 1 and December 1, commencing December 1, 2016.

Optional Redemption

At any time prior to June 1, 2019, the Issuers may, from time to time, redeem up to 35% of the aggregate principal amount of the 2024 Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.250% of the principal amount of the 2024 Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 120 days of the closing date of such equity offering.

At any time prior to June 1, 2019, the Issuers may, on any one or more occasions, redeem all or a part of the 2024 Notes at a redemption price equal to 100% of the principal amount of the 2024 Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

On and after June 1, 2019, the Issuers may redeem the 2024 Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the date of redemption:

YEAR	PERCENTAGE
2019	104.688%
2020	103.125%
2021	101.563%
2022 and thereafter	100.000%

Change of Control

If the Issuers experience certain kinds of changes of control, each holder of 2024 Notes may require the Issuers to repurchase all or a portion of its 2024 Notes for cash at a price equal to 101% of the aggregate principal amount of such 2024 Notes, plus any accrued but unpaid interest to the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Issuers’ ability and the ability of their restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% of the aggregate principal amount of then outstanding 2024 Notes may declare the 2024 Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to Parsley LLC, any restricted subsidiary of Parsley LLC that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding 2024 Notes to become due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to such Indenture, including the First Supplemental Indenture thereto, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 15, 2016, the Company issued a news release announcing the pricing of an underwritten public offering of 7,250,000 shares of its Class A common stock. The Company granted the Underwriters a 30-day option to purchase up to an additional 1,087,500 shares of Class A common stock, which was exercised in full on August 16, 2016. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 16, 2016, the Company issued a news release announcing the pricing of an offering of an additional $200.0 million aggregate principal amount of 2024 Notes. A copy of the news release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 15, 2016, by and between Parsley Energy, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

4.1	Indenture, dated May 27, 2016, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on May 27, 2016).

4.2	First Supplemental Indenture, dated August 18, 2016, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Shares.

10.1	Purchase Agreement, dated August 16, 2016, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	News Release, dated August 15, 2016, titled “Parsley Energy Prices Upsized Offering of Class A Common Stock.”

99.2	News Release, dated August 16, 2016, titled “Parsley Energy, LLC Announces Pricing of $200 Million Private Placement of Additional 6.250% Senior Unsecured Notes due 2024.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2016

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Vice President—General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 15, 2016, by and between Parsley Energy, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

4.1	Indenture, dated May 27, 2016, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on May 27, 2016).

4.2	First Supplemental Indenture, dated August 18, 2016, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Shares.

10.1	Purchase Agreement, dated August 16, 2016, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	News Release, dated August 15, 2016, titled “Parsley Energy Prices Upsized Offering of Class A Common Stock.”

99.2	News Release, dated August 16, 2016, titled “Parsley Energy, LLC Announces Pricing of $200 Million Private Placement of Additional 6.250% Senior Unsecured Notes due 2024.”